Exhibit No.   5.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]
AKIN GUMP
STRAUSS HAUER & FELD
Attorneys at Law



                                 April 24, 2006


American Physicians Service Group, Inc.
1301 Capital of Texas Highway South
Suite B-200
Austin, Texas 78746

Ladies and Gentlemen:

         We have acted as special counsel to American Physicians Service Group, Inc., a Texas corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of (1) up to 350,000 shares of the Company's common stock, par value $0.10 per share, ("Company Shares") pursuant to the 2005 Incentive and Non-Qualified Stock Option Plan of American Physicians Service Group, Inc. and (2) up to 150,000 Company Shares pursuant to the American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan ((1) and (2) together, the "Plans").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates and documents of officials of the Company and public officials and representations of the Company, all of which we assume to be true, correct and complete. We have made no inquiry of the Company or any other person or entity (including governmental authorities) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, permits or other public records or agreements to which the Company is a party, and our actual knowledge of any such matters is accordingly limited. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the certificates for the Company Shares will conform to the specimen thereof we have reviewed and will be duly countersigned by a transfer agent and duly registered by a registrar.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement has become effective under the Securities Act and the Company Shares registered thereby are issued and delivered as described in the Registration Statement (and the prospectus referred to therein) and the Plans, such Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

American Physicians Service Group, Inc.
Page 2
April 24, 2006



         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the Texas Business Corporation Act. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions, other than a review of the Texas Business Corporation Act.

B. With respect to the opinions expressed above as to the Company Shares being validly issued, fully paid and non-assessable when issued and delivered pursuant to the terms of the Plans, we assume that the price per Company Share of such issuance will be at least equal to the par value per share of the Company Shares.

C. We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this letter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                   Sincerely,



                                   /s/ Akin Gump Strauss Hauer & Feld LLP


                                   AKIN GUMP STRAUSS HAUER & FELD LLP